UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Hill-Rom Holdings, Inc.'s Annual Meeting of Shareholders was held on March 6, 2019.

The Company's shareholders voted on the following three proposals and cast their votes as set forth below.

1. The first proposal voted upon was the election of nine directors for a one-year term ending at the Company's annual meeting of shareholders in 2020. The nine persons nominated by the Company's Board of Directors received the following votes and were elected:

	For	Withheld/Against	Broker Non-Votes
William G. Dempsey	54,287,950	191,251	4,531,057
Gary L. Ellis	54,298,858	180,343	4,531,057
Stacy Enxing Seng	54,333,318	145,883	4,531,057
Mary Garrett	54,336,801	142,400	4,531,057
James R. Giertz	54,288,708	190,493	4,531,057
John P. Groetelaars	54,344,744	134,457	4,531,057
William H. Kucheman	54,335,067	144,134	4,531,057
Ronald A. Malone	53,203,641	1,275,560	4,531,057
Nancy M. Schlichting	53,562,762	916,439	4,531,057

2. The second proposal was a non-binding advisory vote to approve the compensation of the executives disclosed in the Company's proxy statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
53,153,210	1,226,319	99,672	4,531,057

3. The third proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2019. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
57,726,342	1,253,358	30,558	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: March 6, 2019	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President Chief Legal Officer and Secretary